Exhibit 5.3

P.O. Box 1507, 3000 BM Rotterdam
Weena 355, Rotterdam

PETROBRAS GLOBAL FINANCE B.V.
Weena 722
3014 DA Rotterdam
The Netherlands

Petróleo Brasileiro S.A. - Petrobras
Avenida República do Chile, 65
20031-912 Rio de Janeiro
Brazil

Rotterdam, 29 August 2012
Re: PETROBRAS GLOBAL FINANCE B.V. - Registration Statement and Indenture
Our ref: 320008290/8782768.1

Dear Sirs,

1.	Introduction

We have acted as special Dutch legal counsel to PETROBRAS GLOBAL FINANCE B.V., with corporate seat in Rotterdam, The Netherlands (the "Issuer"), in connection with the Indenture (as defined below) and the Registration Statement (as defined below).

2.	Scope of investigation; definitions
For purposes of this letter, we have examined and relied solely upon the following documents:

2.1.

a copy received by us on 29 August 2012 of a signed copy of a registration statement on Form F-3 under the securities act of 1933 of Petróleo Brasileiro S.A. – Petrobras (the "Guarantor"), Petrobras International Finance Company and the Issuer dated 29 August 2012, but excluding any documents incorporated by reference in it and any exhibits to it (the "Registration Statement");

2.2.	a copy received by us on 29 August 2012 of a signed copy of an indenture between The Bank of New York Mellon (the "Trustee") and the Issuer dated 29 August 2012 (the "Indenture");

2.3.

a photocopy of a notarial copy of the Issuer's deed of incorporation dated 2 August 2012 containing, according to the Extract (as defined below), its current articles of association (the "Articles"), as deposited with the chamber of commerce for Rotterdam (the "Chamber of Commerce");

2.4.	a faxed copy of a trade register extract regarding the Issuer obtained from the Chamber of Commerce and dated 29 August 2012 (the "Extract");

2.5.

a copy received by us on 28 and 29 August 2012 of a written resolution of the Issuer's board of managing directors (bestuur) dated 28 August 2012 (the "Managing Board Resolution"), containing a power of attorney granted by the Issuer to Mr Gustavo Tardin Barbosa (the "Power of Attorney"); and

2.6.

a copy received by us on 28 and 29 August 2012 of a written resolution of PETROBRAS INTERNATIONAL BRASPETRO B.V. in its stated capacity as the Issuer's sole shareholder dated 28 August 2012 (the "Shareholders Resolution");

In addition, on the date of this letter:

2.7.

the bankruptcy division (faillissementsgriffie) of the Rotterdam district court has confirmed to us over the telephone that the Issuer is not listed in the register kept by that district court as having been declared bankrupt or granted suspension of payments;

2.8.

we obtained a print of the Dutch online register for Dutch insolvencies available at http://insolventies.rechtspraak.nl, confirming that the Issuer is not listed in this Dutch online register as having been declared bankrupt or granted suspension of payments; and

2.9.

we obtained a print of the Dutch online register for EU insolvencies kept pursuant to the Insolvency Regulation (as defined below) and available at http://www.rechtspraak.nl/Uitspraken-en-Registers/centraal- insolventieregister/Pages/EU-Registratie.aspx, confirming that the Issuer is not listed in this Dutch online register as being the subject of any Insolvency Proceeding (as defined below);
(the confirmations contained in paragraphs 2.7, 2.8 and 2.9 together the "Non- Insolvency Confirmations").

3.	Further definitions; interpretation

3.1.	In this letter:

"DCC" means the Dutch Civil Code (Burgerlijk Wetboek);

"Debt Warrant Agreement" means any debt warrant agreement referred to and in the form as described in the Registration Statement;

"Dutch Law" means the laws of the Kingdom of the Netherlands excluding Aruba, Bonaire, Curaçao, Saba, Sint Eustatius and Sint Maarten ("the Netherlands") as they currently stand and are applied by the courts of the Netherlands but excluding unpublished case law and case law available in electronic form only; and

2/11

"FMSA" means the Financial Markets Supervision Act (Wet op het financieel toezicht);

"Insolvency Proceeding" means each of the proceedings listed in Annex A or B of Council Regulation (EC) No 1346/2000 of 29 May 2000 on insolvency proceedings (OJ 2000, L 160, 1), as amended (the “Insolvency Regulation”);

"Issuer Debt Securities" means any debt securities issued by the Issuer under the Indenture and fully and unconditionally guaranteed by the Guarantor, from the date of this letter and includes, where the context permits: (i) the Issuer Debt Securities in all forms referred to in this letter and any coupons, talons and receipts pertaining to the Issuer Debt Securities; and (ii) in relation to an issue of Issuer Debt Securities, the provisions of those Issuer Debt Securities;

"Issuer Debt Warrants" means the debt warrants issued by the Issuer under the Debt Warrrant Agreement and fully and unconditionally guaranteed by the Guarantor, from the date of this letter;

"Issuer Securities" means the Issuer Debt Securities and/or the Issuer Debt Warrants;

"Offer Regulations" means (a) Commission Regulation (EC) 809/2004 of 29 April 2004 implementing Directive 2003/71/EC of the European Parliament and of the Council as regards information contained in prospectuses as well as the incorporation by reference and publication of such prospectuses and dissemnination of  advertisements, as amended and supplemented, including Commission Delegated Regulation (EU)No. 486/2012 of 30 March 2012 amending Regulation (EC) No 809/2004 as regards the format and the content of the prospectus, the base prospectus, the summary and the final terms and as regards the disclosure requirements and (b) Commission Regulation (EC) No 2273/2003 of 22 December 2003 implementing Directive 2003/6/EC of the European Parliament and of the Council as regards exemptions for buy-back programmes and stabilization of financial instruments.

"Resolutions" means the Managing Board Resolution and the Shareholders Resolution;

"SEC" means the U.S. Securities and Exchange Commission; and

"Trust Convention" means the 1985 Convention on the Law applicable to Trusts and their Recognition.

3.2.	In this letter Dutch legal concepts are expressed in English terms. In some instances the Dutch terms expressing such concepts are mentioned for the purpose of clarification. These concepts of Dutch Law may not be identical to the concepts existing under the laws of other jurisdictions and described by the English terms used in this letter.

3/11

4.	Assumptions

For the purpose of this letter, we have assumed that:

4.1.	all copies of documents conform to the originals and that all originals are authentic and complete;

4.2.	each signature is the genuine signature of the individual concerned;

4.3.	all factual matters, statements in documents, confirmations and other results of our investigation, relied upon or assumed herein, were true and accurate on the date of signing of the Indenture and the Registration Statement and remain true and accurate on the date hereof;

4.4.	the Issuer is not the subject of any Insolvency Proceeding, emergency measures (noodregeling), a non-insolvency dissolution or liquidation, or a statutory merger or demerger;

4.5.	at the time of any offering of Issuer Securities (i) the Registration Statement, and any amendments thereto (including post-effective amendments) has been filed with the SEC and will have become effective; (ii) a prospectus supplement will have been prepared and filed with the SEC describing the Issuer Securities offered thereby; (iii) the Issuer Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; and (iv) a definitive purchase, underwriting or similar agreement with respect to any Issuer Securities offered will have been duly authorised and validly executed and delivered by the Issuer and the other parties thereto;

4.6.	the Debt Warrant Agreement will have been duly and validly authorised by the parties thereto and will have been entered into by or on behalf of, and will have been and will be duly performed by the parties thereto;

4.7.	the Issuer will have taken all necessary corporate action (i) to authorise its entry into and performance of the Debt Warrant Agreement and (ii) to approve the issuance and terms of the Issuer Securities, the terms of offering thereof and related matters;

4.8.	the Issuer Securities will have been executed on behalf of the Issuer and any other party thereto by a person or persons authorised to execute the same, authenticated, issued and delivered in accordance with the provisions of the Indenture and/or the Debt Warrant Agreement and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Issuer upon payment of the consideration therefor provided for therein;

4.9.	all Issuer Securities: (i) are within the capacity and powers of each party other than the Issuer; (ii) will have been validly issued and accepted by each party;

4/11

4.10.	there is no works council whose advice on the signing of the Registration Statement, the Issuer's entry into the Indenture or the issue of Issuer Securities must be sought pursuant to the Dutch Works Councils Act (Wet op de ondernemingsraden);

4.11.	the Resolutions were validly passed and remain in full force and effect without modification;

4.12.	the Power of Attorney remains in full force and effect without modification and that no rule of law under the The Hague Convention on the Law applicable to Agency 1978 applies or may be applied to the existence and extent of the authority of any person who is authorised to sign the Indenture and the Registration Statement on behalf of the Issuer under the Power of Attorney, which adversely affects the existence and extent of that authority as expressed in the Power of Attorney;

4.13.	each party to the Indenture other than the Issuer has all requisite power and authority (corporate and otherwise) to enter into and perform the Indenture;

4.14.	the Indenture has been duly and validly authorised by the parties thereto other than the Issuer and has been entered into by or on behalf of, and has been and will be duly performed by, the parties thereto other than the Issuer;

4.15.	when validly entered into by all the parties thereto, the Indenture and the Issuer Securities (including the submission to the nonexclusive jurisdiction of any Federal court in the Borough of Manhattan, the City of New York, State of New York provided in the Indenture) constitute the valid and binding obligations of each of the parties thereto, and are enforceable against those parties in accordance with their terms, under the laws of the State of New York by which it is expressed to be governed;

4.16.	when validly entered into by all the parties thereto, the Issuer Securities constitute the valid and binding obligations of each of the parties thereto, and are enforceable against those parties in accordance with its terms, under the laws of the State of New York by which they will be expressed to be governed;

4.17.	the ranking and subordination provisions in the Indenture do not have the effect that the Issuer's creditors (other than the parties to the Indenture and the holders of Issuer Securities) are prejudiced.

4.18.	no Issuer Security qualifies as a game or wager (spel of weddingschap) within the meaning of Section 7A:1825 DCC and no issue of Issuer Securities falls within the scope of the Games of Chance Act (Wet op de kansspelen).

4.19.	all Issuer Securities offered to the public (aangeboden aan het publiek) in the Netherlands, have been, are and will be so offered in accordance with the FMSA and, to the extent applicable, the Offer Regulations.

5/11

4.20.	no Issuer Securities have been, are or will be admitted to trading on a regulated market in the Netherlands.

4.21.	at the time when it disposed or disposes of any Issuer Securities in the context of any offer of Issuer Securities, the Issuer did or does not possess inside information (voorwetenschap) in respect of itself or the trade in the relevant Issuer Debt Securities.

4.22.	the Indenture has been signed on behalf of the Issuer by a managing director A of the Issuer and a managing director B of the Issuer; and

4.23.	that the Issuer and the Guarantor comply and will continue to comply with the requirements set out in section 3:2 of the FMSA and therefore does not require a banking licence pursuant to the FMSA.

5.	Opinions

Based upon the foregoing and subject to any factual matters and documents not disclosed to us in the course of our investigation, and subject to the qualifications and limitations stated hereafter, we express the following opinions:

5.1.	The Issuer has been incorporated and is existing as a legal entity (rechtspersoon) in the form of a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under Dutch Law.

5.2.	The Issuer has the corporate power to enter into and perform the Indenture, to sign the Registration Statement and to issue and perform the Issuer Securities.

5.3.	The Issuer has taken all necessary corporate action to authorise the signing of the Registration Statement and its entry into and performance of the Indenture.

5.4.	The Issuer has validly entered into the Indenture and validly signed the Registration Statement.

5.5.	Under Dutch Law, the choice of the laws of the State of New York as the governing law of the Indenture and the Issuer Securities is recognised as a valid choice of law and accordingly the laws of the State of New York govern the validity, binding effect and enforceability of the Indenture and the Issuer Securities against the Issuer.

5.6.	Under Dutch Law, the submission to the nonexclusive jurisdiction of any Federal court in the Borough of Manhattan, the City of New York, State of New York, provided in the Indenture is valid and binding upon the Issuer subject to exceptions similar to those set out in Council Regulation (EC) No. 44/2001 of 22 December 2000 on Jurisdiction, Recognition and the Enforcement of Judgments in Civil and Commercial Matters (OJ 2001, L 012, 1), as amended.

6/11

5.7.	A judgment rendered by any Federal court in the Borough of Manhattan, the City of New York, State of New York (the "Foreign Court") will not be recognised and enforced by the courts of the Netherlands. However, if a person has obtained a final and conclusive judgment for the payment of money rendered by the Foreign Court which is enforceable in the United States of America (the "Foreign Judgment") and files his claim with the court of competent jurisdiction in the Netherlands, such court will generally give binding effect to the Foreign Judgment insofar as it finds that the jurisdiction of the Foreign Court has been based on grounds which are internationally acceptable and that proper legal procedures have been observed, unless the Foreign Judgment contravenes Dutch public policy.

5.8.	No governmental or regulatory consents, approvals or authorisations are required by the Issuer under Dutch Law in connection with the signing of the Registration Statement and its entry into and performance of the Indenture.

5.9.	Under Dutch Law there are no registration, notification, filing or similar formalities required to ensure the validity, binding effect and enforceability of the Indenture against the Issuer.

5.10.	The entry into and performance of the Indenture and the issue and performance of the Issuer Securities by the Issuer do not conflict with or result in a violation of the Articles or Dutch Law.

6.	Qualifications

This letter is subject to the following qualifications:

6.1.	The opinions and statements expressed herein are subject to any limitations arising from or in connection with, and we do not express any opinion or statement as to the consequences of, any Insolvency Proceeding or emergency measures, a non-insolvency dissolution or liquidation, a statutory merger or demerger, fraudulent conveyance (actio pauliana) and other laws of general application relating to or affecting the rights of creditors.

6.2.	Under Dutch Law, notwithstanding the recognition of the laws of the State of New York as the governing law of the Indenture and the Issuer Securities:
	a.	effect may be given to the overriding mandatory provisions of the country where the obligations arising out of the contract have to be or have been performed, in so far as those overriding mandatory provisions render the performance of the contract unlawful, such irrespective of the governing law of the Indenture;

	b.	Dutch Law will be applied insofar as it is mandatory overriding irrespective of the governing law of the Indenture; and

7/11

	c.	the application of the laws of the State of New York may be refused if it is manifestly incompatible with Dutch public policy.
6.3.	The enforcement in a court of the Netherlands of the Indenture and the Issuer Securities and of foreign judgments is subject to Dutch rules of civil procedure.

6.4.	The enforcement in the Netherlands of the Indenture and the Issuer Securities may be limited under the 1977 Sanction Act (Sanctiewet 1977) or otherwise by international sanctions.

6.5.	To the extent that Dutch law applies, any provision that the holder of a Issuer Security may be treated as its absolute owner may not be enforceable under all circumstances.

6.6.	To the extent that Dutch law applies, title to an Issuer Security may not pass if (i) the Issuer Security is not delivered (geleverd) in accordance with Dutch law, (ii) the transferor does not have the power to pass on title (beschikkingsbevoegdheid) to the Issuer Security, or (iii) the transfer of title is not made pursuant to a valid title of transfer (geldige titel).

6.7.	Any trust to which the Trust Convention applies, will be recognised subject to the Trust Convention. Any trust to which the Trust Convention does not apply may not be recognised.

6.8.	To the extent Dutch law applies, any provision in the Indenture to the effect that:
	a.	the Trustee may in its own name as trustee of an express trust, institute proceedings;

	b.	no holder of any Issuer Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, the Issuer Securities or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless such holder has amongst others previously given written notice to the Trustee as further provided in the Indenture;

c.	the Trustee may prosecute and enforce all rights of action and claims under the Indenture or the Issuer Securities without the possession of any of the Issuer
Securities or the production thereof in any proceeding relating thereto;

may not be enforceable.

6.9.	We express no opinion on the consequences of any concurrent proceedings or competing judgments resulting therefrom.

6.10.	In proceedings before a court of the Netherlands for the enforcement of the Indenture or any Issuer Security, the court may mitigate amounts due in respect of litigation and

8/11

collection costs. In addition, specific performance or injunction relief may not always be granted.

6.11.	The appointment of a process agent only constitutes an elected address for service of process, recognised under Dutch Law, if parties elect domicile (woonplaats) explicitly, in writing and with a view to the service of process. A writ of summons (dagvaardingsexploot) commencing civil proceedings (dagvaardingsprocedure) before a Dutch court needs to be served by a bailiff of the courts of the Netherlands. If the proceedings before a Dutch court are commenced by a petition (verzoekschrift), a notice (oproeping) needs to be given by the court.

6.12.	To the extent that Dutch Law applies, a power of attorney (volmacht) (including the appointment of an agent for purposes of service of process) (i) does not exclude the principal's right to perform the legal acts covered by the power of attorney, (ii) can be irrevocable only to the extent it has been granted for the purpose of performing a legal act in the interest of the authorised person or a third party and is subject to any amendments made or limitations imposed by a court on serious grounds (gewichtige redenen), and (iii) will terminate upon the death of the attorney, upon the attorney being placed under guardianship (ondercuratelestelling), upon the attorney giving notice of termination (opzegging) and, if not irrevocable, upon revocation by the principal.

6.13.	To the extent that any provision of the Indenture or the Issuer Securities are general conditions within the meaning of Section 6:231 CC, a holder of an Issuer Security may nullify (vernietigen) that provision if (i) the Issuer has not offered the holder a reasonable opportunity to examine the provisions of the Indenture or Issuer Securities, or (ii) the provision, having regard to all relevant circumstances, is unreasonably onerous to the holder. A provision in general conditions as referred to in Section 6:236 DCC is deemed to be unreasonably onerous, irrespective of the circumstances, if the holder of an Issuer Security is a natural person not acting in the conduct of a profession or trade. The provisions such as set out in Section 8.02 of the Indenture might fall within the scope of Section 6:236 CC.

6.14.	The Extract does not provide conclusive evidence that the facts set out therein are correct. However, under the Dutch 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a company incorporated in the Netherlands cannot invoke the incorrectness or incompleteness of the information regarding it contained in a trade register extract against third parties who were unaware thereof.

6.15.	The Non-Insolvency Confirmations do not provide conclusive evidence that the Issuer has not become the subject of an Insolvency Proceeding.

6.16.	We express no opinion on tax law.

9/11

6.17.	We express no opinion on the laws of the European Union (insofar as not implemented in Dutch Law or directly applicable in the Netherlands) and on competition and procurement laws.

6.18.	We express no opinion on any right, or the consequences of exercising any right, to convert an Issuer Debt Security into another instrument.

6.19.	We express no opinion with respect to any rights in rem.

7.	Limitations

We express no opinion or statement on any law other than Dutch Law. Our investigation has further been limited to the text of the documents. We have not investigated the meaning and effect of any document governed by a law other than Dutch Law under that other law.

The opinions and statements expressed herein are rendered only as of the date of this letter and we assume no obligation to advise you of facts, circumstances, events or changes in Dutch Law that may hereafter arise or be brought to our attention and that may alter, affect or modify the opinions or statements expressed herein.

Nothing in this letter should be taken as expressing an opinion or statement in respect of any representations or warranties or other information contained in the Indenture and Registration Statement or any other document examined in connection with this letter except as expressly confirmed herein.

8.	Reliance

This letter may only be relied upon under the express condition that it and any issues of interpretation or liability arising thereunder will be governed by Dutch Law and be brought before a court of the Netherlands. In addition, this letter may only be relied upon under the express condition and limitation that any possible liability of Houthoff Buruma, its members (including their directors) and employees is limited to the amount available and payable under Houthoff Buruma's professional malpractice insurance coverage.

This letter is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration. In addition this letter is addressed to you and may only be relied upon by you in connection with the Registration and the transactions to which the Indenture relates. This letter may not be supplied, and its contents or existence may not be disclosed, to any person other than as an exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the Registration and the transactions to which the Indenture relates. A copy may, however, be provided to your legal counsel solely for the purpose of the Registration and the transactions to which the Indenture relates and subject to the same restrictions.

10/11

We hereby consent to the filing of this opinion as Exhibit 5.3 to the Registration Statement and to the reference to this firm in the prospectus constituting a part of the Registration Statement under the heading "Validity of Securities" and in any prospectus supplements related thereto as counsel for the Issuer who has passed on the validity of the Issuer Securities being registered by the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933 or the rules and regulations of the SEC thereunder.

In giving this consent, we do not imply that we are experts under the U.S. Securities Act of 1933, as amended or the rules and registrations of the SEC issued thereunder with respect to any part of the Registration Statement, including this letter.

Yours faithfully,

/s/ HOUTHOFF BURUMA COÖPERATIEF U.A.
HOUTHOFF BURUMA COÖPERATIEF U.A.

11/11